                                                                     Exhibit B-1

                                FORM OF TERM NOTE

$________________                                             New York, New York
                                                               February 20, 1998

                  FOR VALUE RECEIVED, [NAME OF BORROWER], a [ ] corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($_____________) or, if less, the then unpaid principal amount of all Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Term Notes referred to in the Credit Agreement, dated as of February 20, 1998, among Universal Compression Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                       EXHIBIT A
                                                                          Page 2

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                     [NAME OF BORROWER]

                                                     By
                                                       -------------------------
                                                       Title:

                                                                     Exhibit B-2

                             FORM OF REVOLVING NOTE

$___________________                                          New York, New York
                                                               February 20, 1998

                  FOR VALUE RECEIVED, [NAME OF BORROWER], a [ ] corporation (the "Borrower"), hereby promises to pay to the order of _______________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Revolving Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS ($______________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of February 20, 1998, among Universal Compression Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                       EXHIBIT A
                                                                          Page 4


                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                   [NAME OF BORROWER]

                                                   By
                                                     ---------------------------
                                                     Title:

                                                                     EXHIBIT B-3

                             FORM OF SWINGLINE NOTE

$10,000,000                                                   New York, New York
                                                               February 20, 1998

                FOR VALUE RECEIVED, [NAME OF BORROWER], a [        ] corporation
(the "Borrower"), hereby promises to pay to the order of BANKERS TRUST COMPANY (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the then unpaid amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is the Swingline Note referred to in the Credit Agreement, dated as of February 20, 1998, among Universal Compression Holdings, Inc., the Borrower, the lenders from time to time party thereto (including the Bank) and Bankers Trust Company, as Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and the other Credit Documents (as defined in the Agreement) . This Note is secured by the Security Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     EXHIBIT B-3
                                                                          Page 6

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                             [NAME OF BORROWER]

                                             By
                                               ---------------------------------
                                               Title: